Exhibit 15

December 13, 2002

Stockholders and Board of Directors

Phillips-Van Heusen Corporation

We are aware of the incorporation by reference in

(i) Post-Effective Amendment No. 2 to the Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii) Registration Statement (Form S-8, No. 33-50841) and Registration Statement (Form S-8, No. 33-59602), each of which relate to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii) Registration Statement (Form S-8, No. 33-59101), which relates to the Voluntary Investment Plan of Phillips-Van Heusen Corporation (Crystal Brands Division),

(iv) Post-Effective Amendment No. 4 to Registration Statement (Form S-8, No. 2-72959), Post Effective Amendment No. 6 to Registration Statement (Form S-8, No. 2-64564), and Post Effective Amendment No. 13 to Registration Statement (Form S-8, No. 2-47910), each of which relate to the 1973 Employee's Stock Option Plan of Phillips-Van Heusen Corporation,

(v) Registration Statement (Form S-8, No. 33-38698), Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 33-24057) and Registration Statement (Form S-8, No. 33-60793), each of which relate to the Phillips-Van Heusen Corporation 1987 Stock Option Plan,

(vi) Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan

(vii) Registration Statement (Form S-4, No. 333-57203), which relates to the 9.5% Senior Subordinated Notes due 2008, and

(viii) Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan.

of our reports dated November 20, 2002, August 21, 2002 and May 22, 2002, relating to the unaudited condensed consolidated interim financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the thirteen week periods ended November 3, 2002, August 4, 2002 and May 5, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements or post-effective amendments prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.
ERNST & YOUNG LLP

New York, New York